Exhibit 32.2

Certification of Senior Vice President and Chief Financial Officer

The undersigned Senior Vice President and Chief Financial Officer of CenterState Banks of Florida, Inc. does hereby certify, to such officer’s knowledge, that this Amendment No. 1 to Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of CenterState Banks of Florida, Inc.

/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: September 19, 2005